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                                                                      EXHIBIT 23


                              [CROWE CHIZEK LOGO]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference and use of our report dated February 4, 1999, which appears in Commercial National Financial Corporation's annual report on Form 10-K for 1998, in that corporation's previously filed registration statements, as amended, for that corporation's 1989 Stock Option Plan (Registration No. 33-30392), Dividend Reinvestment Plan (Registration No. 33-30239), and 1991 Stock Option Plan (Registration No. 33-39772 and 33-92666).



                                             /s/ Crowe, Chizek and Company
                                                 Crowe, Chizek and Company LLP


March 19, 1999
South Bend, Indiana